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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 related to the registration of 1,800,000 shares of $0.001 common stock of Pentegra Dental Group, Inc. of our report dated March 24, 1998, except for the second and third paragraph of Note 8, as to which the date is May 5, 1998, relating to the financial statements of Pentegra Dental Group, Inc., which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


                                           /s/ PricewaterhouseCoopers LLP

Houston, Texas
May 12, 1999